                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 10, 1998

                         TELEBANC FINANCIAL CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

               Delaware                        000-24549                          13-3759196
    (STATE OR OTHER JURISDICTION OF     (COMMISSION FILE NUMBER)       (IRS EMPLOYER IDENTIFICATION NO.)
            INCORPORATION)

                 1111 North Highland Street
                        Arlington, VA                             22201
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (703) 247-3700

                                 NOT APPLICABLE

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

            This Amendment No. 1 to the Current Report of TeleBanc Financial Corporation, a Delaware corporation (the "Registrant"), on Form 8-K dated August 25, 1998 (the "Report") relates to the Registrant's completion of the acquisition of Direct Financial Corporation, a New Jersey corporation and thrift holding company ("Direct Financial"). On August 10, 1998, pursuant to the terms of the Agreement and Plan of Merger dated January 14, 1998, as amended by the First Amendment to the Agreement and Plan of Merger dated May 29, 1998 (the "Merger Agreement"), the Registrant consummated a merger (the "Merger") whereby TBK Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Registrant, was merged with and into Direct Financial Corporation and merged Direct Financial's wholly owned subsidiary, Premium Bank ("Premium") (a federally chartered savings bank) into the Registrant's wholly owned subsidiary, TeleBank (a federally chartered savings bank). The Merger was approved by the shareholders of the Registrant and Direct Financial and by the Office of Thrift Supervision.


            The purpose of this Amendment No. 1 is to amend Item 7(a) to provide the financial statements of Direct Financial and its subsidiary and Item 7(b) to provide the required pro forma financial information relating to the business combination between the Registrant and Direct Financial on August 10, 1998, both of which were impracticable to provide at the time of the filing of the Report.
Item 7(c) has also been amended to add the consent accompanying the financial statements of Direct Financial as an exhibit.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

            (a) Financial Statements of Business Acquired

                        REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To Direct Financial Corporation:

We have audited the accompanying consolidated balance sheets of Direct Financial Corporation (the "Company") and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Direct Financial Corporation and its subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                        /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pa.
 January 22, 1998

                 DIRECT FINANCIAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS



                                                                                     December 31
                                                                      --------------------------------------
               ASSETS                                                        1997               1996
               ------                                                        ----               ----
CASH AND DUE FROM BANKS                                                $    1,075,420     $    1,742,436
INTEREST-BEARING DEPOSITS IN
  OTHER BANKS                                                                 255,650            251,646
FEDERAL FUNDS SOLD                                                         13,575,000          2,800,000
INVESTMENT SECURITIES, held to maturity
  (market value of $98,191,523
    and $82,840,722, respectively), at cost                                99,440,415         85,213,872
INVESTMENT SECURITIES, available
    for sale                                                               19,939,019          4,445,625
LOANS AND LEASES RECEIVABLE, net
    of allowance of $1,027,875 in 1997 and
    $1,550,000 in 1996                                                    187,245,886        230,411,900
REAL ESTATE ACQUIRED IN SETTLEMENT
    OF LOANS, net                                                             348,700            751,636
FURNITURE, EQUIPMENT AND
    LEASEHOLD IMPROVEMENTS, net                                               418,417            238,192
ACCRUED INTEREST RECEIVABLE                                                 2,494,936          2,539,594
DEFERRED TAXES                                                                422,776            827,124
OTHER ASSETS                                                                  841,574          2,051,004
                                                                       --------------     --------------
     Total assets                                                      $  326,057,793     $  331,273,029
                                                                       ==============     ==============



                                                                                    December 31
                  LIABILITIES AND                                      -------------------------------------
                  ---------------
               STOCKHOLDERS' EQUITY                                         1997                 1996
               --------------------                                         ----                 ----
LIABILITIES:
   Deposits                                                             $   273,930,303      $   259,498,287
   Advances from Federal Home Loan Bank                                      15,500,000           36,000,000
   Other borrowings                                                          15,000,000           15,000,000
   Notes payable                                                              5,057,000            5,057,000
   Accrued interest payable                                                   2,222,393            1,932,269
   Accounts payable and other liabilities                                     2,007,662            1,804,815
                                                                        ---------------      ---------------
            Total liabilities                                               313,717,358          319,292,371
                                                                        ---------------      ---------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Preferred stock, $1 par value; 5,000,000 shares
     authorized, of which 20,000 and 500,000 are
     designated for Series A and Series B,
     respectively-
       Series B; 165,520 shares issued and outstanding
         in 1997 and 1996, respectively                                         165,520              165,520
   Common stock, $1 par value, 10,000,000 shares
    authorized, 1,211,745 and 1,202,745 shares issued
    and outstanding in 1997 and 1996, respectively                            1,211,745            1,202,745
   Additional paid-in capital                                                 8,986,897            8,950,897
   Unrealized loss on investment securities available
    for sale                                                                    (45,641)            (111,608)
   Retained earnings                                                          2,021,914            1,773,104
                                                                        ---------------      ---------------
        Total stockholders' equity                                           12,340,435           11,980,658
                                                                        ---------------      ---------------
        Total liabilities and
         stockholders' equity                                           $   326,057,793      $   331,273,029
                                                                        ===============      ===============






   The accompanying notes are an integral part of these financial statements.

                  DIRECT FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  For the Year Ended December 31
                                                                   --------------------------------------------------------------
                                                                          1997                 1996                  1995
                                                                   -----------------     ------------------     -----------------
INTEREST INCOME AND FEES:
   Mortgage loans                                                     $   13,145,266         $   12,721,545        $    8,160,196
   Commercial and consumer loans                                           3,297,745              4,202,558             7,399,564
   Direct financing leases                                                   197,906                188,219               188,398
   Mortgage-backed securities                                              3,179,419              3,683,734             4,248,315
   Interest and dividends on investments-
      Federal funds sold and interest-bearing
        deposits in other banks                                              309,209                360,421               182,248
      Other securities                                                     3,019,501              2,231,146             2,301,260
                                                                   -----------------     ------------------     -----------------
            Total interest income and fees                                23,149,046             23,387,623            22,479,981
                                                                   -----------------     ------------------     -----------------
INTEREST EXPENSE ON DEPOSITS
  AND BORROWINGS:
      Demand deposit accounts                                              1,923,980                852,157               480,268
      Time deposits                                                       13,472,699             14,151,165            11,928,200
      Federal Home Loan Bank advances                                      1,474,124              2,333,669             3,312,028
      Notes payable and other borrowings                                   1,410,580              1,421,437             1,033,274
                                                                   -----------------     ------------------     -----------------
            Total interest expense                                        18,281,383             18,758,428            16,753,770
                                                                   -----------------     ------------------     -----------------
NET INTEREST INCOME                                                        4,867,663              4,629,195             5,726,211

PROVISION FOR LOSSES ON LOANS
  AND LEASES                                                                 456,376              1,231,717             2,095,962
                                                                   -----------------     ------------------     -----------------
            Total interest income after provision
             for losses on loans and leases                                4,411,287              3,397,478             3,630,249
                                                                   -----------------     ------------------     -----------------
OTHER INCOME:
   Net gain on sale of loans                                                 283,170                110,965               834,262
   Net gain on sale of securities                                              6,185                 23,859               105,658
   Other income                                                              151,118                 59,684                35,720
                                                                   -----------------     ------------------     -----------------
            Total other income                                               440,473                194,508               975,640
                                                                   -----------------     ------------------     -----------------
OTHER EXPENSE:
   Salaries and related benefits                                           1,481,647              1,083,910             1,036,579
   Service bureau expense                                                    257,108                204,250               110,465
   Professional services                                                     310,161                297,569               355,258
   Advertising expense                                                       112,521                109,609               173,933
   Insurance expense                                                         350,750                665,151               597,185
   SAIF assessment                                                             --                 1,348,946                 --
   General and administrative                                                704,914              1,256,267               394,500
   Occupancy and equipment                                                   251,134                167,100               153,406
                                                                   -----------------     ------------------     -----------------
            Total other expense                                            3,468,235              5,132,802             2,821,326
                                                                   -----------------     ------------------     -----------------
INCOME (LOSS) BEFORE PROVISION
      (BENEFIT) FOR INCOME TAXES                                           1,383,525             (1,540,816)            1,784,563

PROVISION (BENEFIT) FOR
      INCOME TAXES                                                           470,828               (542,834)              652,584
                                                                   -----------------     ------------------     -----------------
NET INCOME (LOSS)                                                     $      912,697         $     (997,982)       $    1,131,979
                                                                   =================     ==================     =================

                                   (Continued)

                  DIRECT FINANCIAL CORPORATION AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Continued)




                                                                               For the Year Ended December 31
                                                             ------------------------------------------------------------------
                                                                    1997                   1996                     1995
                                                             -----------------        -----------------       -----------------
EARNINGS PER COMMON SHARE:
   Basic earnings per common share                           $             .46        $           (1.16)      $            1.10
                                                             =================        =================       =================
   Diluted earnings per common share                         $             .44        $      N/A              $            0.87
                                                             =================        =================       =================
AVERAGE NUMBER OF SHARES
 OUTSTANDING (BASIC)                                                 1,207,245                1,033,835                 935,586
                                                             =================        =================       =================
AVERAGE NUMBER OF SHARES
 OUTSTANDING (DILUTED)                                               1,262,911               N/A                      1,661,906
                                                             =================        =================       =================




   The accompanying notes are an integral part of these financial statements.

                  DIRECT FINANCIAL CORPORATION AND SUBSIDIARIES


           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                          Unrealized
                                                                         Additional      Loss/Assets                      Total
                                               Preferred     Common       Paid-in          Available    Retained      Stockholders'
                                                 Stock       Stock        Capital          for Sale     Earnings          Equity
                                               ----------  -----------  ------------    -------------  ------------   -------------
BALANCE, JANUARY 1, 1995                       $    9,910  $   934,437  $  5,145,241    $   (142,694)  $  2,437,117   $  8,384,011
   Options exercised                                --          13,788        83,223           --             --            97,011
   Dividends declared                               --           --            --              --          (333,571)      (333,571)
   Change in unrealized holding loss on
      assets available for sale                     --           --            --             79,891          --            79,891
   Net income                                       --           --            --              --         1,131,979      1,131,979
                                               ----------  -----------  ------------   -------------  -------------  -------------

BALANCE, DECEMBER 31, 1995                          9,910      948,225     5,228,464         (62,803)     3,235,525      9,359,321
   Options exercised                                --          61,320       245,280           --             --           306,600
   Dividends declared                               --           --            --              --          (464,439)      (464,439)
   Preferred stock redemption                        (250)       --          (24,750)          --             --           (25,000)
   Preferred stock converted to common stock       (9,660)     193,200      (183,540)          --             --             --
   Preferred stock issued                         165,520        --        3,685,443           --             --         3,850,963
   Change in unrealized holding loss on
      assets available for sale                     --           --            --            (48,805)         --           (48,805)
   Net loss                                         --           --            --              --          (997,982)      (997,982)
                                               ----------  -----------  ------------   -------------  -------------  -------------

BALANCE, DECEMBER 31, 1996                        165,520    1,202,745     8,950,897        (111,608)     1,773,104     11,980,658
   Options exercised                                --           9,000        36,000           --             --            45,000
   Dividends declared                               --           --            --              --          (663,887)      (663,887)
   Change in unrealized holding loss on
      assets available for sale                     --           --            --             65,967          --            65,967
   Net income                                       --           --            --              --           912,697        912,697
                                               ----------  -----------  ------------   -------------  -------------  -------------

BALANCE, DECEMBER 31, 1997                     $  165,520  $ 1,211,745  $  8,986,897   $     (45,641) $   2,021,914  $  12,340,435
                                               ==========  ===========  ============   =============  =============  =============


   The accompanying notes are an integral part of these financial statements.

                 DIRECT FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                         For the Year Ended December 31
                                                                           -------------------------------------------------------
                                                                                 1997                1996              1995
                                                                           ---------------     ---------------    ----------------
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES:
      Net income (loss)                                                    $       912,697     $      (997,982)   $    1,131,979
      Adjustments to reconcile net income (loss) to net cash
       provided by operating activities-
            Gain on sale of investment securities and loans                       (289,355)           (134,824)         (939,920)
            Loss on sale of real estate owned                                       15,095              11,742             3,788
            Provision for losses on loans and leases                               456,376           1,231,717         2,095,962
            Provision for losses on real estate owned                               79,177               --              128,910
            Loan origination costs capitalized                                    (177,141)            (63,550)          (44,200)
            Write-off of securitization assets                                     203,697             850,321             --
            Depreciation and amortization                                          114,346              89,808           124,241
            Amortization accretion on premiums and
               deferred fees on investment and loans, net                          999,935             937,254           443,601
            Income tax receivable                                                    --             (1,081,428)            --
            Change in accrued interest receivable                                   44,658               2,748          (188,583)
            Change in other assets                                                 980,584             250,354          (916,725)
            Change in accrued interest payable                                     290,124             113,437           805,542
            Change in deferred taxes                                               404,348             (96,935)         (336,377)
            Change in accounts payable and other liabilities                       202,847             244,734          (254,670)
                                                                           ---------------    ----------------    --------------

                  Total adjustments                                              3,324,691           2,355,378           921,569
                                                                           ---------------    ----------------    --------------

                  Net cash provided by operating activities                      4,237,388           1,357,396         2,053,548
                                                                           ---------------    ----------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of investments available for sale                         13,919,414             465,625         7,218,750
   Purchase of investment securities                                           (87,278,966)        (41,842,705)       (5,094,883)
   Return of principal on investment securities                                 43,693,513          49,216,563         9,008,051
   Originations of mortgage loans                                              (20,189,075)        (14,773,855)      (12,360,089)
   Proceeds from sale of loans                                                  30,830,741          41,532,597        19,847,930
   Purchase of loans and leases                                                 (4,148,944)       (134,605,448)      (54,872,511)
   Principal payments received on loans and leases                              35,134,752          41,358,761        32,782,689
   Loan origination fees received                                                  169,439             193,454            86,860
   Proceeds from sale of other real estate owned                                   700,019             438,832           254,706
   Purchase of premises and equipment, net                                        (269,422)           (121,263)          (76,863)
                                                                           ----------------   ----------------    --------------

                  Net cash provided by (used in) investing
                    activities                                                  12,561,471         (58,137,439)       (3,205,360)
                                                                           ---------------    ----------------    --------------


                                   (Continued)

                  DIRECT FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Continued)




                                                                                         For the Year Ended December 31
                                                                          --------------------------------------------------------
                                                                                1997               1996                1995
                                                                          ----------------    ---------------    -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net increase (decrease) in NOW and money market deposits               $     16,841,077     $   19,630,150     $    (3,621,393)
   Net (decrease) increase in certificates of deposit                           (2,409,061)         8,760,324          41,400,254
   Net Federal Home Loan Bank repayments                                       (20,500,000)          (500,000)        (22,250,000)
   Net proceeds from other borrowings                                                --             6,500,000           8,500,000
   Proceeds from issuance of preferred stock                                         --             3,850,963               --
   Redemption of preferred stock                                                     --               (25,000)              --
   Dividends paid                                                                 (663,887)          (464,439)           (333,571)
   Exercise of stock options                                                        45,000            306,600              68,940
                                                                          ----------------    ---------------    ----------------
                  Net cash (used in) provided by financing
                   activities                                                   (6,686,871)        38,058,598          23,764,230
                                                                          -----------------   ---------------    ----------------

NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS                                                             10,111,988        (18,721,445)         22,612,418
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                     4,794,082         23,515,527             903,109
                                                                          ----------------    ---------------    ----------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                    $     14,906,070    $     4,794,082    $     23,515,527
                                                                          ================    ===============    ================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
      Transfers from loans to real estate acquired in
        settlement of loans                                               $        391,355    $       688,274    $        511,637
                                                                          ================    ===============    ================
      Cash paid during the year for-
        Interest                                                          $     18,221,824    $    18,615,504    $     15,918,741
                                                                          ================    ===============    ================
        Income taxes                                                      $        426,033    $       613,023    $      1,059,389
                                                                          ================    ===============    ================






   The accompanying notes are an integral part of these financial statements.

                  DIRECT FINANCIAL CORPORATION AND SUBSIDIARIES


                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995


1.   ORGANIZATION:

Effective November 17, 1992, Direct Financial Corporation (the "Company") became the holding company for Premium Federal Savings Bank (the "Bank") through a corporate reorganization that was approved by the stockholders and the Office of Thrift Supervision ("OTS"). The Bank is a federally chartered stock savings bank regulated by the OTS. In 1997, the name of the Bank was changed to Premium Bank.

In connection with the reorganization, the outstanding shares of common stock of the Bank, $1 par value, and the outstanding shares of Series A perpetual 10% noncumulative convertible preferred stock of the Bank, $1 par value, became common stock and preferred stock of the Company (see Note 10). The common and preferred stockholders of the Bank became stockholders of the Company, which was registered as a savings and loan holding company for the Bank. At December 31, 1997, substantially all of the holding company's assets are invested in the capital stock of the Bank.

Nature of Operations

The Company offers retail banking to customers around the country by mail, phone and Internet. It delivers its products and services through direct links to the customer rather than the more traditional branch network.

The primary source of revenue is from loans to individuals and small businesses. These loans are originated by the Bank or purchased in the secondary market.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company; its wholly owned subsidiary, the Bank; the Bank's wholly owned subsidiary, Direct Investment Management Company ("DIMCO"); and Direct Annuity, a wholly owned subsidiary of the Bank. All intercompany accounts and transactions have been eliminated.

Investments

Investment securities include both debt securities and Federal Home Loan Bank stock. Under Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company segregates its investment securities into two categories: those held to maturity and those available for sale. SFAS

No. 115 requires the unrealized gain (loss), net of tax, for securities classified as available for sale to be reflected as a separate component of stockholders' equity. This effect has resulted in a decrease of stockholders' equity of $45,641 and $111,608 as of December 31, 1997 and 1996, respectively.

Debt securities are generally acquired as investments with the intent to maintain the securities in the portfolio until maturity, subject to the continued creditworthiness of the issuers, and that the Company has the ability to hold to maturity. Accordingly, these securities are stated at cost adjusted for amortization of premiums and accretion of discounts using the effective yield method. Realized security gains and losses are computed using the specific identification method and are recorded on a trade-date basis, and recorded as other income.

Federal Home Loan Bank stock, owned due to regulatory requirements, is carried at cost.

Loans and Leases Receivable

Loans consist of mortgage, consumer, commercial real estate and commercial loans. These loans are collateralized by first and second mortgages on commercial property, single-family residence, and other residential property, as well as automobiles, manufactured housing, equipment and deposit accounts.

Loan origination fees and certain direct loan origination costs are deferred and recognized over the estimated lives of the related loans, adjusted for any prepayments. Purchased loans are stated at their unpaid principal balances adjusted for premiums and discounts. Such premiums and discounts are recognized as a component of interest income, adjusted for any prepayments, using the level yield method.

Interest income is recognized on loans based on the principal balances outstanding. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

Direct financing leases receivable are generally purchased monthly from a third-party originator. The originator then services the leases and performs the collection of the accounts. Direct financing leases receivable is generally collateralized by business equipment.

The Company uses the direct finance method of accounting to record income from direct financing leases. At inception, the Company records the gross lease receivable, the estimated residual value of the leased equipment and the unearned lease income. Direct financing leases receivable are accounted for under SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." Unearned income is earned and initial direct costs are amortized to income using the effective yield method over the term of the lease.

Income is not recognized on leases when a default on monthly payment exists for a period of 90 days or more. Lease payments receivable is generally charged off when they are contractually past due 120 days.

Income from Securitization Transactions

As discussed in Note 4, in December 1995, the Company completed a sale of automobile loans through an asset-backed securitization. Income was recorded at the time of sale approximately equal to the present value of anticipated cash flows net of anticipated charge-offs and estimated credit losses under certain recourse requirements of the trust. Also included in income was the difference between the net sales proceeds and the carrying amounts of the receivables sold. Subsequent to the initial sale, securitization income has been recorded in proportion to the actual cash flows received from the securitization trust.

Real Estate Acquired in Settlement of Loans

Real estate acquired in settlement of loans is carried at the lower of fair value less estimated costs to sell, or cost. Gains on sale of real estate are recognized upon disposition of the property to the extent allowable based on accounting requirements. Losses on such sales are charged to operations as incurred. Carrying costs, such as maintenance, interest and taxes, are charged to operations as incurred.

Allowance for Loan and Lease Losses

The Company provides a valuation allowance for estimated losses on mortgage, consumer, commercial real estate, commercial loans and leases receivable. The allowance is established through a provision for losses charged to operations. The allowance is an amount that management believes will be adequate to absorb estimated probable losses on existing loans and leases, based on an evaluation of collectibility and prior loss experience.

The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, review of specific problem loans and leases, and current economic conditions that may affect a borrower's ability to pay. Losses are charged against the allowance when a determination is made that a loss has occurred. Actual losses may vary from current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they will be recorded in the period in which they become known.

SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures," require creditors to measure certain impaired loans based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's observable market price or at the fair value of the collateral for collateral dependent loans. This statement does not apply to large groups of smaller-balance homogeneous loans and leases that are collectively evaluated for impairment. Management considers most consumer loans as homogeneous pools. In-substance foreclosures are classified as loans and stated at the lower of cost or fair value, as defined. The Bank adopted SFAS No. 114 and No. 118 effective January 1, 1995. The effect of the adoption of SFAS No. 114 and No. 118 was immaterial.

Total impaired loans at December 31, 1997, were $919,000 (all of which were nonaccrual loans). The allowance for possible losses on impaired loans was $378,000 as of December 31, 1997. All impaired loans were evaluated at the fair value of the underlying collateral.

Furniture, Equipment and Leasehold Improvements

Furniture, equipment and leasehold improvements are recorded at cost or, for assets leased under capitalized leases, at the present value of future lease payments. Furniture and equipment are depreciated using the straight-line method over the useful lives of the assets, which range from three to seven years. Leasehold improvements and assets leased under capital leases are amortized over the life of the lease using the straight-line method.

Earnings Per Common Share

The Company adopted SFAS No. 128, "Earnings per Share," as of December 31, 1997. This Statement provides guidance for computing and reporting earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Under this Statement, restatement of prior period earnings per share data is required (see Note 19). The diluted earnings per share for the year ended December 31, 1996, are not presented as the options and assumed conversion of the preferred stock and the convertible debt are antidilutive.

Interest Rate Risk

The Bank has implemented a program designed to identify and evaluate the exposure to earnings and capital as a result of changes in the general level of interest rates. One means of measuring interest rate risk is through the use of Net Portfolio Value ("NPV"). A report is provided to the Bank by the OTS based on quarterly data compiled by the Bank and submitted to the OTS. NPV is the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance-sheet contracts. The level of Interest Rate Risk is measured as the change to its NPV as a result of a hypothetical 200-basis-point instantaneous, sustained increase or decrease in market interest rates, whichever leads to the greatest decline.

The interest rate risk as calculated by the OTS and reported to the Company was a decline in NPV of -28% or -4.08% of assets as of September 30, 1997 (the most recent report available), due to a 200-basis-point instant and permanent increase in rates (unaudited). Management believes this level is within acceptable parameters. See Note 13 for minimum capital requirements associated with interest rate risk.

At December 31, 1996, the interest rate risk as calculated by the OTS and reported to the Company was a decline in NPV of -38% or -2.95% of assets due to a 200-basis-point instant and permanent increase in rates (unaudited).

Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits in other banks, and federal funds sold. Generally, federal funds are sold for one-day periods. The consolidated statements of cash flows present the net amounts of cash receipts and cash payments associated with deposit transactions.

Income Taxes

The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes." Under this accounting standard, deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the applicable enacted marginal tax rates. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain items in the 1996 and 1995 financial statements have been reclassified to conform with 1997 financial statement presentation.

3.   INVESTMENT SECURITIES:

The amortized cost and market value of investment securities as of December 31, 1997 and 1996, are as follows:

                                                                           1997
                                            --------------------------------------------------------------------
                                                                   Gross            Gross
                                               Amortized         Unrealized       Unrealized          Market
                                                 Cost              Gains            Losses            Value
                                            ---------------     ------------    ------------     ---------------
Held to Maturity:
   Obligations of U.S. gov't.
     agencies and corporations              $    44,449,017     $    162,079    $(1,139,600)     $   43,471,496
   Mortgage-backed securities                    44,662,035          330,065       (528,710)         44,463,390
   Auto trust security                              705,216            --           (85,714)            619,502
   Manufactured housing
     passthrough securities                       9,624,147           12,988           --             9,637,135
                                            ---------------     ------------    -----------      --------------
                                            $    99,440,415     $    505,132    $(1,754,024)     $   98,191,523
                                            ===============     ============    ============     ==============
Available for Sale:
   Federal Home Loan Bank
     stock (at cost)                        $     2,625,000     $      --       $      --        $    2,625,000
   Obligations of U.S. gov't.
     agencies and corporations                   12,198,839            9,148           --            12,207,987
   Adjustable rate mortgage
     mutual fund                                  5,116,120            --           (10,088)          5,106,032
                                            ---------------     ------------    -----------      --------------
                                            $    19,939,959     $      9,148    $   (10,088)     $   19,939,019
                                            ===============     ============    ===========      ==============


                                                                             1996
                                            --------------------------------------------------------------------
                                                                    Gross          Gross
                                                Amortized         Unrealized     Unrealized          Market
                                                  Cost              Gains          Losses            Value
                                            ---------------    -------------    ------------    ----------------
Held to Maturity:
   U.S. Treasury securities and
     obligations of U.S. gov't.
     agencies and corporations              $    21,687,407    $      15,563    $(1,064,800)    $    20,638,170
   Mortgage-backed securities                    52,546,274          213,813     (1,461,572)         51,298,515
   Auto trust security                              986,037           --              --                986,037
   Manufactured housing
     passthrough securities                       9,994,154           --            (76,154)          9,918,000
                                            ---------------    ------------     -----------     ---------------
                                            $    85,213,872    $     229,376    $(2,602,526)    $    82,840,722
                                            ===============    =============    ===========     ===============
Available for Sale:
   Federal Home Loan Bank
     stock (at cost)                        $     2,625,000    $      --        $     --        $     2,625,000
   U.S. Treasury securities                       1,911,231           --            (90,606)          1,820,625
                                            ===============    =============    ===========     ===============
                                            $     4,536,231    $      --        $   (90,606)    $     4,445,625
                                            ===============    =============    ===========     ===============


The amortized cost and market value of all debt securities at December 31, 1997, by contractual maturity, are shown below:

                                                              Amortized              Market
                                                                Cost                 Value
                                                           ---------------      ---------------
Held to Maturity
   Due in one year or less                                 $    20,122,209      $    20,127,662
   Due after one year through five years                        12,998,759           13,062,594
   Due after five years through ten years                       10,000,000            8,860,400
   All other amortizing securities                              56,319,447           56,140,867
                                                           ---------------      ---------------
                                                           $    99,440,415      $    98,191,523
                                                           ===============      ===============
Available for Sale
   No maturity date                                        $     7,741,120      $     7,731,032
   Due after one year through five years                        12,198,839           12,207,987
                                                           ---------------      ---------------
                                                           $    19,939,959      $    19,939,019
                                                           ===============      ===============


During the year ended December 31, 1994, the Company elected to hold a mortgage-backed security held available for sale at December 31, 1993, to maturity. The unrealized holding loss on this security at the time of transfer was $124,691, and is being amortized using the effective interest method over the remaining life of the security. This holding loss is shown as a reduction to total stockholders' equity. The December 31, 1997 balance, net of tax, is $45,021.

Proceeds from sales of investment securities available for sale were $13,919,414 during 1997. Net gains realized on investment securities held available for sale were $17,201 for 1997. There were no sales of investment securities held to maturity in 1997.

Proceeds from sales of investment securities available for sale were $465,625 during 1996. Gross gains realized on investment securities held available for sale were $421 for 1996. There were no sales of investment securities held to maturity in 1996.

Proceeds from sales of investment securities available for sale were $7,218,750 during 1995. Gross gains realized on investment securities held available for sale were $105,658 for 1995. There were no sales of investment securities held to maturity in 1995.

4.       LOANS/LEASES AND ALLOWANCE FOR LOSSES:

Loans and leases receivable consist of the following:

                                                                              December 31
                                                               --------------------------------------
                                                                     1997                  1996
                                                               -----------------     ----------------
Mortgage loans                                                 $    138,443,115      $    185,197,225
Commercial real estate loans                                          8,638,621             3,175,435
Commercial loans                                                      6,575,876             2,064,345
Direct financing leases                                               1,132,422             1,644,175
Consumer loans                                                       31,270,188            36,052,212
                                                               ----------------      ----------------
                                                                    186,060,222           228,133,392
Premiums and discounts, net                                           2,230,297             3,907,920
Deferred fees and costs, net                                            (16,758)              (79,412)
Allowance for possible losses                                        (1,027,875)           (1,550,000)
                                                               ----------------      ----------------
                                                               $    187,245,886      $    230,411,900
                                                               ================      ================


During 1997, the Company originated commercial real estate loans in the amount of $5,849,000. All commercial real estate loans are collateralized by commercial office buildings and property. Furthermore, during 1997, the Company originated commercial loans secured with other collateral in the amount of $6,470,101.

As of December 31, 1997, the Company's mortgage loan portfolio is comprised primarily of one- and three-year adjustable-rate loans for one- to four-family residential units which reprice based on the comparable U.S. Treasury index. Generally, fluctuations as a result of the repricing of such loans is subject to a 2% limitation per repricing.

As of December 31, 1997, the Company's consumer loan portfolio is comprised of home equity, manufactured housing, automobile, secured credit card and savings account loans. These loans are primarily fixed rate loans.

Changes in the allowance for loan and lease losses were as follows:

                                                                  December 31
                                            ------------------------------------------------------
                                                 1997                 1996              1995
                                            ---------------     ---------------    ---------------
Balance, beginning of year                  $     1,550,000     $     2,625,000    $       850,000
Provision charged to operations                     456,376           1,231,717          2,095,962
Charge-offs                                      (1,045,537)         (2,462,568)          (321,215)
Recoveries                                           67,036             155,851                253
                                            ---------------     ---------------    ---------------
Balance, end of year                        $     1,027,875     $     1,550,000    $     2,625,000
                                            ===============     ===============    ===============


In addition to the allowance for possible losses presented above, the Company has received recourse indemnification on several loan portfolios. Approximately $15,584,673 of manufactured housing loans, $2,983,719 of auto loans, and $317,214 of home equity loans have full recourse to the seller or are covered by default insurance.

At December 31, 1997, the loans and leases receivable relate to customers located primarily in the Northeastern United States, California and Midwestern states. Although the Company has a diversified loan and lease portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economic conditions in these portions of the country.

Loans on which the accrual of interest has been discontinued amounted to $2,282,696 and $2,496,008 at December 31, 1997 and 1996, respectively. These loans are collateralized by real estate. If interest on those nonearning loans had been accrued, such income would have approximated $211,873 and $179,593 in 1997 and 1996, respectively. At December 31, 1997 and 1996, there were no commitments to lend additional funds to borrowers whose loans were classified as nonaccrual.

In December 1995, the Company completed a sale of automobile loans through an asset-backed securitization aggregating $18,075,600. In this transaction, the automobile loans were transferred to a trust that issued certificates to institutional investors representing ownership interests in the trust. The Company retained a participation interest totaling $1,615,508 at December 31, 1995, and this represents a subordinate class of certificates. This transaction was treated as a sale for financial reporting purposes to the extent of the investors' interests in the trust. Accordingly, the associated receivables are not reflected on the consolidated balance sheet. At December 31, 1997, the remaining balance of the participation interest is $705,216 and is included in investment securities held to maturity in the consolidated balance sheet. The Company has recorded a valuation allowance of approximately $231,000 related to this asset. Approximately $204,000 of this valuation allowance was recorded during 1997. As a result of credit losses in excess of original projections, management believes that a portion of this participation interest may not be repaid.

At December 31, 1995, the Company had an excess interest asset from the automobile securitization of $909,000, which at that date was included in other assets in the accompanying consolidated balance sheet. During 1996, management realized a portion of this asset, and securitization income was recognized in proportion to actual cash flows received from the trust. Additionally, during 1996, as a result of credit losses exceeding original expectations, management recorded a write-off of approximately $326,000 to state the asset at a net realizable value. Furthermore, based on a similar evaluation at December 31, 1996, management determined that the remaining amount of the asset was not realizable and recorded an additional write-off of approximately $424,000. These amounts are included in the general and administrative expenses of the consolidated income statement.

The Company is subject to certain recourse provisions in connection with this securitization. Initially, $903,800 was deposited by the Company into an interest-bearing deposit account for the benefit of the trust and is subject to credit risk. This reserve amount totals approximately $723,000 at December 31, 1997, and is included in other assets on the consolidated balance sheet.

5.   FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

A summary of furniture, equipment and leasehold improvements is as follows:

                                                                                    December 31
                                                                       ------------------------------------
                                                                            1997                   1996
                                                                       ---------------     ----------------
      Leasehold improvements                                           $        19,006     $         13,153
      Furniture and equipment                                                  821,842              559,560
      Automobiles                                                                --                  32,875
                                                                       ---------------     ----------------

                                                                               840,848              605,588
      Less- Accumulated depreciation                                          (422,431)            (367,396)
                                                                       ---------------     ----------------

                                                                       $       418,417     $        238,192
                                                                       ===============     ================



6.   DEPOSITS:

                                                          Deposit Account Analysis
                                  ---------------------------------------------------------------------------------
                                                                                         December 31
                                      Minimum              Minimum          ---------------------------------------
                                      Amount                Term                  1997                 1996
                                  --------------     ------------------     -----------------    ------------------
NOW Accounts                      $       300          None                 $        198,922     $        148,651
Noninterest-bearing NOW                   300          None                          496,075              488,135
Premium Money Market                    1,000          None                       40,964,059           24,647,318
Business Money Market                   1,000          None                        5,983,105            5,516,980
Fixed Term, Fixed Rate                  1,000          91 days                     2,434,333            3,670,303
Fixed Term, Fixed Rate                  1,000          6 months                   36,031,212           20,957,976
Fixed Term, Fixed Rate                  1,000          12 months                  71,614,828           65,141,304
Fixed Term, Fixed Rate                  1,000          2 years                    60,611,558           85,515,556
Fixed Term, Fixed Rate                  1,000          5 years                    16,775,338           15,998,093
Wholesale Jumbo CDs                   100,000          30 days                         --                 250,000
IRA Accounts                            1,000          91 days                    38,820,873           37,163,971
                                                                           -----------------     ----------------

                                                                           $     273,930,303     $    259,498,287
                                                                           =================     ================


Interest-bearing deposits have stated interest rates ranging from 2.96% to 9.25% with a weighted average cost on all deposits of 5.78% as of December 31, 1997, and 5.84% as of December 31, 1996.

As of December 31, 1997, remaining maturities on certificates of deposit are approximately as follows:

      Less than one year                                       $    136,367,141
      One to two years                                               27,056,000
      Two to three years                                             14,787,000
      Three to four years                                            18,581,000
      Four to five years                                             19,471,000
      Over five years                                                10,026,000
                                                               ----------------

                                                               $    226,288,141
                                                               ================


The Bank was required to maintain an average reserve balance with the Federal Reserve Bank of $1,168,000 and $721,000 at December 31, 1997 and 1996,
respectively.

7.   ADVANCES FROM FEDERAL HOME LOAN BANK:

As of December 31, 1997 and 1996, the Company had advances of $15,500,000 and $36,000,000, respectively, from the Federal Home Loan Bank of New York ("FHLB"). Of the $15,500,000 outstanding, $5,000,000 matures in 1998, and the remaining $10,500,000 matures in 1999 through 2000. The weighted average rate on the advances was 6.09% and 6.22% as of December 31, 1997 and 1996, respectively. FHLMC, GNMA and whole mortgage loans with a total unpaid principal balance of $89,227,663 and $163,905,792 collateralized the advances as of December 31, 1997 and 1996, respectively.

The maximum amounts outstanding at any month-end during 1997 and 1996 were $32,000,000 and $52,500,000, respectively. The approximate average amounts outstanding during 1997 and 1996 were $24,350,416 and $38,754,437, respectively, and the weighted average interest rates were approximately 6.05% and 6.02%, respectively.

8.   OTHER BORROWINGS:

The Company enters into sales of securities under agreements to repurchase (reverse repurchase agreements). Fixed-coupon reverse repurchase agreements are treated as financings, and the obligations to repurchase securities sold are recorded as a liability. The dollar amount of securities underlying the agreements remains in the asset accounts. At December 31, 1997, the repurchase agreement of $15,000,000 bore interest at 5.35%, maturing February 26, 1998, and was collateralized by a mortgage-backed security with an amortized cost of $19,066,177 and an approximate market value of $19,012,000. The incremental cost to reacquire assets sold over the proceeds is recorded as interest expense. Interest expense on other borrowings was $925,963, $936,820 and $548,657, respectively, for the years ended December 31, 1997, 1996 and 1995.

The maximum amounts outstanding at any month-end during 1997 and 1996 were $22,000,000 and $23,700,000, respectively. Securities sold under agreements to repurchase averaged approximately $17,035,762 and $17,282,240 during 1997 and 1996, respectively, and the weighted average interest rates were approximately 5.36% and 5.33%, respectively.

9.   NOTES PAYABLE:

In June 1994, the Company completed a 72-unit offering, each unit consisting of 1,000 shares of common stock and a 9% Convertible Subordinated Note, which matures on April 1, 1999. Gross proceeds from this offering were $1,800,000, and were substantially contributed to the capital of the Bank. The Notes are convertible at any time prior to maturity into shares of common stock at an initial conversion price of $14.50 per share. The Notes are subject to redemption at the option of the Company at a previously determined price. In the event of a Common Stock offering to the public wherein the gross proceeds exceed $5,000,000, or upon the sale of substantially all of the Company's assets, a merger or a "Change of Control," the Notes shall be automatically converted, if they have not been redeemed.

In April 1993, the Company completed a subordinated note offering. The notes consist of a 9% fixed coupon which is convertible into the Company's common stock at $10 per share. The notes mature on July 1, 1998. Gross proceeds from this offering were $4,013,000 and were substantially contributed to the capital of the Bank.

Interest expense on notes payable was $484,617 per annum, for the years ended December 31, 1997, 1996 and 1995. The Company maintains a cash reserve equal to approximately six months interest expense due on the notes. The Company's ability to make interest and principal payments on the notes is dependent on the extent to which it receives dividends from the Bank. The Bank's ability to pay dividends to the Company is dependent on its ability to generate earnings and is subject to a number of regulatory restrictions and minimum regulatory capital requirements (see Note 13).

10.  STOCKHOLDERS' EQUITY:

The Company is authorized to issue up to 10,000,000 shares of common stock at $1 par value and up to 5,000,000 shares of preferred stock at $1 par value, of which 20,000 shares have been designated as Series A and 500,000 shares have been designated as Series B.

During 1996, 250 of the 9,910 shares of Series A preferred stock outstanding at December 31, 1995, were redeemed; the remaining 9,660 shares were converted into 193,200 shares of common stock.

In August 1996, the Company completed an offering of its Series B cumulative convertible preferred stock totaling 165,520 shares at a price of $25 per share. Gross proceeds from this offering were $4,138,000. Each share of Series B preferred stock is entitled to dividends of up to $2.1875 per share in each calendar year, as declared by the Board of Directors. Each share of Series B preferred stock is convertible into 2.1739 shares of common stock, subject to a limited conversion period and adjustments in certain events.

11.  STOCK OPTIONS:

The Company maintains four stock option plans: a 1988 Non-statutory Organizers' Stock Option Plan, a 1988 Employee Stock Option Plan, a 1997 Directors' Stock Option Plan, and a 1997 Employee Stock Option Plan.

Options declared available for grant in connection with the 1988 Non-Statutory Organizers' Stock Option Plan were 142,140. In 1989, options to purchase 142,140 shares at $5 per share, expiring on December 15, 1998, were granted. Under this plan, no options were exercised in 1997, 61,320 options were exercised in 1996, and 13,788 options were exercised in 1995. As of December 31, 1997, there are 60,180 options outstanding and no options available for grant.

Options declared available for grant in connection with the 1988 Employee Stock Option Plan were 71,070. In 1991, options to purchase 71,070 shares at $5 per share, expiring on July 15, 2001, were granted. Subsequently, 4,500 of these shares were surrendered. In 1994, options to purchase 4,500 shares at $9 per share, expiring on September 19, 2004, were granted. In 1997, 22,000 options were surrendered and 9,000 options were exercised. There was no activity in 1996 or 1995 relating to this plan. As of December 31, 1997, there are 39,570 options outstanding and 22,000 options available for grant.

Options declared available for grant in connection with the 1997 Directors' Stock Option Plan were 150,000. In 1997, options to purchase 150,000 shares at $7 per share, expiring April 2007, were granted. As of December 31, 1997, no options had been exercised or surrendered, and no options remain available for grant.

Options declared available for grant in connection with the 1997 Employee Stock Option Plan were 150,000. In 1997, options to purchase 90,500 shares at $7 per share expiring July 2007, and 50,000 shares at $7 per share expiring October 2007, were granted. Subsequently, 500 of the 90,500 options were surrendered. As of December 31, 1997, there are 140,000 options outstanding and 10,000 options available for grant.

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes financial accounting and reporting standards for stock-based employee compensation plans. SFAS No. 123 encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic-value-based method of accounting. Disclosure is required for the effects on reported results of the fair value of options granted as if they had been used to measure compensation cost.

The Company accounts for stock option plans under Accounting Principles Board Opinion No. 25 and has elected to use the pro forma method of disclosure presented in SFAS No. 123. SFAS No. 123 does not require the pro forma disclosure on compensation expense and the results of operations for options granted prior to January 1, 1995. The Company has not presented pro forma results for the 1988 plans because all of the options associated with these plans were granted prior to 1995. Management determined the fair value of the options granted under the 1997 plans. If this fair value had been used to measure the compensation cost required by SFAS No. 123, the impact would not be material to the results of operations.

12.  RETAINED EARNINGS:

OTS regulations permit the payment of the Bank's dividends only from net income, earned surplus and undivided profits. The Bank may not pay any dividend, other than stock dividends, from permanent nonwithdrawable capital if the net worth of the Bank, as defined in the OTS regulations, is, or as a result of such payment would become, less than the net worth that the Bank is required to maintain under the OTS regulations. Under such regulations, the amount available for payment of dividends by the Bank is approximately $1,690,000 at December 31, 1997.

In 1997, the Company declared and paid an 8.75% aggregate dividend totaling $362,076 on Series B preferred stock. In addition, a $.25 dividend per share in the aggregate amount of $301,811 was declared and paid by the Company on outstanding common stock. Payment of the above dividends did not result in the Bank's net worth becoming less than the minimum net worth required by the OTS regulations.

For 1996, a 10% dividend per share totaling $60,139 was declared and paid on Series A preferred stock outstanding through August 8, 1996, by the Company. The Company also declared and paid an 8.75% dividend totaling $143,094 on outstanding Series B preferred stock. Finally, a $.25 dividend per share in the aggregate amount of $261,206 was declared and paid on outstanding common stock by the Company. Payment of the above dividends did not result in the Bank's net worth becoming less than the minimum net worth required by the OTS regulations.

13.  REGULATORY CAPITAL REQUIREMENTS:

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to adjusted assets (as defined), and of Tier I and total capital (as defined) to risk-weighted assets (as defined). Management believes, as of

December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1997, the Bank is categorized as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage (Core) ratios of 10%, 6%, 5%. There are no conditions or events that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the following table:

                                                                       For Minimum Capital            Prompt Corrective
                                               Actual                    Adequacy Purposes            Action Provisions
                                  ------------------------------     ---------------------------   ---------------------------
                                   Amount ($)           Ratio         Amount ($)         Ratio      Amount ($)         Ratio
                                  ------------       -----------     ------------      ---------   ------------     ----------
As of December 31, 1997:
  Core (Leverage)                  17,155,000            5.26%        13,041,000         4.00%      13,041,000         4.00%
  Tier I risk-based                17,155,000           11.26%         6,094,000         4.00%       6,094,000         4.00%
  Total risk-based                 18,094,000           11.88%        12,188,000         8.00%      12,188,000         8.00%
   Tangible                        17,155,000            5.26%         4,890,000         1.50%

As of December 31, 1996:
  Core (Leverage)                  16,525,000            4.98%        13,279,000         4.00%      13,279,000         4.00%
  Tier I risk-based                16,525,000            9.68%         6,829,000         4.00%       6,829,000         4.00%
  Total risk-based                 18,044,000           10.57%        13,658,000         8.00%      13,658,000         8.00%
  Tangible                         16,525,000            4.98%         4,980,000         1.50%


Pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991, well capitalized institutions are required to maintain a core capital ratio (as defined) of 5% or greater. The Bank's capital exceeded this requirement by $854,000, or .26%. In April 1991, the OTS issued a proposal to increase the core capital requirement for most savings institutions. Under the proposal, only institutions with the highest rating under the OTS CAMEL rating system would be permitted to operate at or near the current 3% core capital requirement. For all other savings institutions, the minimum required ratio would be 3% plus at least an additional 100 to 200 basis points as determined by the OTS on a case-by-case basis.

For regulatory purposes and under OTS guidelines, unrealized losses on securities held available for sale of $45,641 were added back to core and tangible capital as of December 31, 1997. These unrealized losses, however, are deducted from stockholder's equity under generally accepted accounting principles. Risk-based capital, for regulatory requirements, is increased by $939,000, the general loan loss reserve, for a total of $18,094,000 at December 31, 1997.

The Federal Financial Institution Examination Council ("FFIEC") has addressed the question of deferred tax assets under SFAS No. 109 and the related capital impact. To the extent that the realization of deferred tax assets is dependent on an institution's future taxable income (exclusive of reversing temporary differences and carryforwards) or its tax-planning strategies, such deferred tax assets would be limited for regulatory capital purposes to the amount that can be realized within one year or 10% of core capital, whichever is less. The Bank has included the $422,776 of deferred tax assets in the regulatory amounts due to the realizability of these tax benefits through carryback availability against prior year taxable income.

The OTS has adopted an amendment to its risk-based capital requirements, effective January 1, 1994, that will require institutions with more than a "normal" level of interest rate risk to maintain additional risk-based capital. As of December 31, 1997, the OTS has continued to delay implementation of this regulation. Under the regulation, a savings bank will be considered to have a "normal" level of interest rate risk if the decline in its net portfolio value after an immediate and sustained 200-basis-point increase or decrease in market interest rates (whichever leads to the greater decline) is less than 2% of the current estimated value of its assets. An institution with more than "normal" interest rate risk will be required to deduct from capital, for purposes of calculating its risk-based capital ratio, an "interest rate risk component" in an amount equal to one-half of the difference between its measured interest rate risk and 2% multiplied by the estimated economic value of its total assets. This deduction of an interest rate component from capital would effectively increase the amount of capital otherwise required to satisfy the risk-based capital requirement.

As of September 30, 1997 (the most recent report available) and December 31, 1996, the Bank would have been considered to have a "normal" level of interest rate risk under these calculations and would not have been required to post additional risk-based capital (unaudited). Management believes that the Bank will maintain sufficient capital to meet these requirements if reinstated, or not made effective, by the OTS. However, events beyond the control of the Bank could adversely affect future earnings and consequently, the ability of the Bank to meet its future minimum capital requirements.

At periodic intervals, both OTS and the Federal Deposit Insurance Corporation ("FDIC") routinely examine the Bank's financial statements as part of their legally prescribed oversight of the savings and loan industry. Based on these examinations, the regulators can direct that the Bank's financial statements be adjusted in accordance with their findings.

A future examination by the OTS or the FDIC could include a review of certain transactions or other amounts reported in the Bank's 1997 financial statements. The regulators have not proposed any adjustments to the Bank's year-end financial statements in prior years. However, in view of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the uncertain regulatory environment in which the Bank operates, the extent, if any, to which a forthcoming regulatory examination may ultimately result in adjustments to the 1997 financial statements cannot presently be determined.

There are no reconciling items between amounts reported herein for net income for the years ended December 31, 1997, 1996, and 1995, and total stockholder's equity at December 31, 1997 and 1996, and amounts reported to the OTS.

14.  INCOME TAXES:

The components of the provision for income taxes for the years ended December 31, 1997, 1996 and 1995, are as follows:

                                                     1997                  1996               1995
                                                ---------------     ----------------    ---------------
Current:
   Federal                                      $       139,250     $       (447,346)   $       915,741
   State                                                (33,558)             (25,982)           101,291
                                                ----------------    ----------------    ---------------

        Current total taxes                             105,692             (473,328)         1,017,032
                                                ---------------     ----------------    ---------------

Deferred:
   Federal                                      $       330,928     $        (62,124)   $      (325,180)
   State                                                 34,208               (7,382)           (39,268)
                                                ---------------     ----------------    ---------------

        Deferred benefit                                365,136              (69,506)          (364,448)
                                                ---------------     ----------------    ---------------

        Provision (benefit) for
           income taxes                         $       470,828     $       (542,834)   $       652,584
                                                ===============     ================    ===============


Deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws. The net deferred tax asset comprises the following:

                                                              1996                                   1997
                                                            Deferred                               Deferred
                                        January 1,         (Expense)       December 31,           (Expense)      December 31,
                                          1996              Benefit            1996                Benefit           1997
                                      --------------    ---------------   ----------------    ---------------   ---------------
Provision for loan losses             $      956,388    $     (286,807)   $       669,581     $     (455,120)   $       214,461
Other, net                                  (261,495)          356,313             94,818             89,984            184,802
                                      ---------------   --------------    ---------------     --------------    ---------------

          Subtotal                           694,893            69,506            764,399           (365,136)           399,263

Unrealized holding loss
   on securities available
   for sale                                   35,296            27,429             62,725            (39,212)            23,513
                                      --------------    --------------    ---------------     --------------    ---------------

          Total                       $      730,189    $       96,935    $       827,124     $     (404,348)   $       422,776
                                      ==============    ==============    ===============     ==============    ===============


As of December 31, 1997, the Company has not established any valuation allowance against deferred tax assets since these tax benefits are realizable through carryback availability against prior year taxable income. A reconciliation of the statutory federal income tax rate for the provision for income taxes on income before extraordinary items for the years ended December 31, 1997, 1996 and 1995, is as follows:

                                                          1997                1996            1995
                                                     ---------------     -------------    ------------
Statutory tax rate                                        34.00%            (34.00)%         34.00%
State taxes, net of federal
  income tax benefit                                        (--)             (3.15)           2.26
Other, net                                                  .03              (0.13)           0.30
                                                           ----            -------          ------
Effective tax rate                                        34.03%            (37.28)%         36.56%
                                                          =====              =====           =====

The Small Business Job Protection Act of 1996 repealed Section 593 of the Internal Revenue Code and, as a result, the Bank will be permitted to deduct only actual bad debts as they occur or an amount based on actual bad debt history.

15.  RELATED-PARTY TRANSACTIONS:

For the years ended December 31, 1997, 1996 and 1995, payments of $75,600, $61,500 and $68,100, respectively, were made to shareholders who serve on the Company's Board of Directors or Advisory Board as remuneration for their services. In addition, approximately $1,617 in 1997 and $4,975 in 1996 was paid to a law firm of which a director of the Company was a partner. There were no payments to this law firm in 1995.

During 1997, the Company granted two commercial loans to a director totaling $475,000. Their balances at December 31, 1997 totaled $412,639. One loan was secured by vehicle titles, the other was unsecured. There were no loans granted to officers or directors in 1996 or 1995.

16.  COMMITMENTS AND CONTINGENCIES:

The Company has contracted with a third party to provide computer and programming services through December 2000. The contract requires that the Company pay a minimum monthly base charge of $4,037, plus certain other transaction charges.

Total expense for operating leases and contracts amounted to approximately $244,965 in 1997, $181,008 in 1996 and $59,967 in 1995.

The future minimum payments for operating leases and contracts are as follows:

1998                            $       245,248
1999                                    187,063
2000                                    145,413
                                ---------------
                                $       577,724
                                ===============


In the normal course of business, the Company makes various loan commitments that are not presented in the accompanying financial statements. At December 31, 1997, there were outstanding commitments of $4,118,000 to fund residential mortgage loans, of which $2,881,000 were fixed rate mortgages with a weighted average interest rate of 7.42%. Management believes that the market value of these commitments is insignificant. The Company's exposure to credit risk in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Company uses the same credit and collateral policies in making loan commitments and securing such instruments as it does for financial instruments recorded on the balance sheet. The Company does not anticipate any loss as a result of its loan commitments.

The Company entered into an employment contract with one of its officers providing for an annual salary plus bonuses based upon the financial performance of the Company, subject to certain limitations.

On September 30, 1996, the Economic Growth and Paperwork Reduction Act of 1996, which includes the recapitalization of the Savings Association Insurance Fund ("SAIF"), became law. Accordingly, all depository institutions with SAIF-insured deposits were charged a one-time special assessment on their SAIF-assessable deposits as of March 31, 1995, at a rate of 65.7 basis points, paid on November 27, 1996. The Bank's assessment was $1,348,946. SAIF reduced the insurance premium from $.23 per $100 of deposits to $.1648 per $100 of deposits starting in 1997.

The Company utilizes software and related technologies throughout its business that will be affected by the date change in the year 2000. The third party that provides computer and programming services is currently studying the issue to determine the full scope and related cost to insure that the Company's systems continue to meet its internal needs and those of its customers. The Company will begin to incur expenses in 1998 to resolve this issue. These expenses may be significant and continue through the year 1999.

On January 14, 1998, the Company entered into a definitive merger agreement with TeleBanc Financial Corporation. Under the terms of the agreement, shareholders of the Company will receive $12 per share of common stock or common stock equivalent. In the event of termination by either party, the terminating party will pay out a termination fee of $1,000,000. The transaction is pending regulatory and shareholder approval.

17.  EMPLOYEE BENEFIT PLAN:

In 1994, the Company began an optional 401(k) plan for eligible employees, as defined. The terms of the plan allow eligible employees to defer up to 15% of their pre-tax salary on an annual basis, subject to the maximum amount allowed by law, with the Company matching 50% of the first 6% of the employee contribution. The Company's expense for this plan was $18,777 in 1997, $24,513 in 1996 and $21,258 in 1995.

18.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and valuation methodologies that management considers reasonable. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                        December 31, 1997                              December 31, 1996
                                              ------------------------------------        --------------------------------------
                                                                       Estimated                                     Estimated
                                                    Carrying             Fair                  Carrying                Fair
                                                     Amount              Value                  Amount                 Value
                                              ----------------     ---------------        ---------------        ---------------
ASSETS:
   Investment securities                      $    119,379,434     $   118,130,542        $    89,659,497        $    87,286,347
   Loans and leases receivable                     187,245,886         189,408,986            230,411,900            231,634,007

LIABILITIES:
   Demand deposit accounts                          47,642,162          47,639,978             30,801,084             30,430,347
   Certificates of deposit                         226,288,141         226,092,715            228,697,203            227,661,539
   Borrowed funds                                   30,500,000          30,027,726             51,000,000             50,773,349
   Notes payable                                     5,057,000           5,139,992              5,057,000              5,057,000

The fair value of investment securities is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. The fair value of loans and leases receivable is based upon dealer price estimates of comparable loan types in the secondary market. The carrying value and fair value of loans and leases receivable include premiums and discounts and allowance for loans and leases receivable.

The fair value of demand deposit accounts and fixed maturity certificates of deposit are estimated by discounting the expected maturities based on an estimate of average rates offered in the marketplace.

The fair value of borrowed funds is based on a present value estimate using rates currently offered for instruments with similar remaining maturities. Management believes that the carrying value of the notes payable approximates their fair value based on discussions with prospective investors.

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

19.  EARNINGS PER COMMON SHARE:

The following table shows the calculation of earnings per share:

                                                                                 For the Year Ended 1997
                                                                 --------------------------------------------------------

                                                                       Income                Shares           Per-Share
                                                                    (Numerator)          (Denominator)          Amount
                                                                 ----------------       ----------------     ------------
Basic earnings per common share:

 Net income                                                      $       912,697
 Less- Preferred stock dividends                                        (362,076)
                                                                 ---------------


   Income available to common
     shareholders                                                $       550,621               1,207,245        $     .46
                                                                 ===============        ================        =========

Diluted earnings per common share:
     Income available to common shareholders                     $       550,621               1,207,245
     Convertible preferred stock                                           --                      --
     Convertible notes                                                     --                      --
     Options                                                               --                     55,666
                                                                 ---------------        ----------------

Income available to common shareholders
   and assumed conversions                                       $       550,621               1,262,911        $     .44
                                                                 ===============        ================        =========

                                                                                  For the Year Ended 1996
                                                                 --------------------------------------------------------

                                                                        Income               Shares          Per-Share
                                                                     (Numerator)          (Denominator)        Amount
                                                                 ------------------     ----------------    -------------
Basic earnings per common share:

 Net loss                                                        $      (997,982)
 Less- Preferred stock dividends                                        (203,233)
                                                                        --------

   Income available to common
     shareholders                                                $    (1,201,215)             1,033,835       $   (1.16)
                                                                 ===============        ===============       =========


                                                                                For the Year Ended 1995
                                                             --------------------------------------------------------

                                                                    Income                Shares           Per-Share
                                                                 (Numerator)          (Denominator)         Amount
                                                             -------------------     ----------------     -----------
Basic earnings per common share:

 Net income                                                  $        1,131,979
 Less- Preferred stock dividends                                        (99,100)
                                                             ------------------

   Income available to common shareholders                   $        1,032,879              935,586       $    1.10
                                                             ==================      ===============       =========
Diluted earnings per common share:
   Income available to common shareholders                   $        1,131,979              935,586
   Convertible preferred stock                                            --                 198,200
   Convertible notes                                                    319,847              473,300
   Options                                                                --                  54,820
                                                             ------------------      ---------------



   Income available to common
     shareholders and assumed
     conversions                                             $        1,451,826            1,661,906       $    0.87
                                                             ==================      ===============       =========


The effect of this accounting change on previously reported earnings per share
(EPS) data was as follows:

                                                                   1996                 1995
                                                             --------------        -------------
Primary EPS as reported                                      $       (1.16)        $        1.04
Effect of SFAS No. 128                                                --                     .06
                                                             -------------         -------------
Basic EPS as restated                                        $       (1.16)        $        1.10
                                                             =============         =============

Fully diluted EPS as reported                                          N/A         $         .87
Effect of SFAS No. 128                                                 N/A                     --
                                                             -------------         --------------
Diluted EPS as restated                                      $         N/A         $         .87
                                                             =============         =============

                  DIRECT FINANCIAL CORPORATION AND SUBSIDIARY


                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                               June 30,
      Assets:                                                                   1998
                                                                                ------
                                                                              (unaudited)
 Cash and interest-bearing deposits                                           $     1,302,300
 Federal funds sold                                                                27,800,000
 Investment securities, held to maturity                                                 -
 Investment securities, available for sale                                         70,177,878
 Mortgage-backed securities                                                        62,324,614
 Loans and leases receivable, net                                                 166,281,727
 Accrued interest receivable                                                        2,471,397
 Other assets                                                                       2,448,963
                                                                                    ---------

                       Total assets                                            $  332,806,879
                                                                                 ============

 Liabilities and Stockholders' equity:

 Liabilities:
 Deposits                                                                       $ 302,285,986
 Advances from Federal Home Loan Bank                                              10,500,000
 Other borrowings                                                                        -
 Notes payable                                                                      5,057,000
 Accrued interest payable                                                           2,206,187
 Accounts payable and other liabilities                                               483,074
                                                                                      -------

                       Total liabilities                                          320,532,247
                                                                                  -----------




 Stockholders' equity:
 Preferred stock, $1 par value; 5,000,000 shares authorized, of which
   20,000 and 500,000 are designated for Series A and Series B, respectively-
        Series B; 165,520 shares issued and outstanding at June 30, 1998              165,520
 Common stock, $1 par value, 10,000,000 shares authorized, 1,213,085
   shares issued and outstanding at June 30, 1998                                   1,213,085
 Additional paid-in capital                                                         8,994,937
 Unrealized loss on investment securities available for sale                         (12,138)
    Retained earnings                                                               1,913,228
                                                                                    ---------

                            Total stockholders' equity                             12,274,632
                                                                                   ----------


                              Total liabilities & stockholders' equity         $  332,806,879
                                                                                  ===========

                  DIRECT FINANCIAL CORPORATION AND SUBSIDIARY



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                             Six Months Ended
                                                                                 June 30,
                                                                                 --------

                                                                              1998           1997
                                                                              ----           ----
                                                                         (unaudited)    (unaudited)
 Interest income and fees:
    Mortgage loans                                                     $  4,816,280   $   6,773,349
    Commercial and consumer loans                                          2,000,043      1,937,090
    Mortgage-backed securities                                             1,742,449      1,667,145
    Interest and dividends on investments                                  2,302,036      1,280,802
                                                                           ---------      ---------

          Total interest income                                           10,860,808     11,658,386
                                                                          ----------     ----------
 Interest expense on deposits and borrowings:
    Demand deposit accounts                                                1,274,599        861,910
    Time deposits                                                          7,080,805      6,615,655
    Federal Home Loan Bank advances                                          360,894        858,065
    Notes payable and other borrowings                                       363,681        744,748
                                                                             -------        -------

          Total interest expense                                           9,079,979      9,080,378
                                                                           ---------      ---------

          Net interest income                                              1,780,829      2,578,008

 Provision for loan losses                                                   199,407        427,202
                                                                             -------        -------

          Net interest income after provision for loan losses              1,581,422      2,150,806
                                                                           ---------      ---------
 Other income:
 Net gain on sale of loans                                                        -         199,458
 Net gain on sale of securities                                               45,867              0
 Other income                                                                 48,424         39,113
                                                                              ------         ------

          Total non-interest income                                           94,291        238,571
                                                                              ------        -------



                                  (continued)

                  DIRECT FINANCIAL CORPORATION AND SUBSIDIARY

                                                                                              Six Months Ended
                                                                                                  June 30,
                                                                                                  --------
                                                                                            1998           1997
                                                                                            ----           ----
                                                                                       (unaudited)    (unaudited)
                    Other expense:
                        Salaries and related benefits                                      765,589        674,025
                        Service bureau expense                                             152,478        127,317
                        Professional services                                              110,678        168,188
                        Advertising expense                                                 23,176         76,482
                        Insurance expense                                                  156,541        209,244
                        Occupancy and equipment                                            151,343        108,967
                        Other                                                              203,022        239,283
                                                                                           -------        -------

                         Total other expense                                             1,562,827      1,603,506
                                                                                         ---------      ---------

                    Income before provision for income taxes                               112,886        785,871

                    Provision for income taxes                                              40,533        268,508
                                                                                            ------        -------

                         Net income                                                      $  72,353      $ 517,363
                                                                                            ======        =======

                    Other comprehensive income, before tax:
                        Unrealized holding gain (loss) on securities arising during
                           the period                                                    $  62,858    $ (13,741)
                        Less: reclassification adjustment for gains included in net
                           income                                                         (45,867)            -
                                                                                          --------

                    Other comprehensive income, before tax                                  16,991       (13,741)

                    Income tax expense related to reclassification adjustment for
                        gains on sale of securities                                         16,512           -
                                                                                            ------

                    Other comprehensive income                                              33,503       (13,741)
                                                                                            ------       --------

                    Comprehensive income                                               $   105,856     $  503,622
                                                                                           =======        =======

                  DIRECT FINANCIAL CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                           Six Months Ended
                                                                                                                June 30,
                                                                                                                --------
                                                                                                         1998                1997
                                                                                                         ----                ----
                                                                                                     (unaudited)         (unaudited)
 Cash flows from operating activities:
 Net income                                                                                               72,353             517,363
 Adjustments to reconcile net income to net cash (used in )
   provided by operating activities:
     Depreciation, amortization, and discount accretion                                                  670,827             592,054
     Provision for loan losses                                                                            80,763             340,531
     Provision for losses on real estate owned                                                            30,000              65,177
     Net decrease in deferred taxes                                                                       20,751             407,681
     Gain on sale of investment securities                                                              (45,867)                -
     Loss (gain) on sale of real estate owned                                                              2,850             (1,956)
     Loan origination costs capitalized                                                                     -                (8,500)
     Write-off of securitization assets                                                                  118,644              86,671
     Net decrease (increase) in accrued interest receivable                                               23,539            (31,567)
     Net (decrease) increase in accrued interest payable                                                (16,206)             106,353
     Net (decrease) increase in accounts payable and other liabilities                               (1,524,588)             799,613
     Net (increase) decrease in other assets                                                           (632,792)           1,520,046
                                                                                                       ---------           ---------

 Net cash (used in) provided by operating activities                                                 (1,199,726)           4,393,466
                                                                                                     -----------           ---------

     Cash flows from investing activities:
     Proceeds from sales of investments available for sale                                            10,882,372              -
     Purchases of investment securities                                                            (100,958,093)        (19,962,607)
     Return of principal on investment securities                                                     76,840,057           7,824,457
     Net decrease in loans                                                                            20,345,854          26,324,307
     Proceeds from sale of other real estate owned                                                       113,401             344,684
     Purchase of premises and equipment, net                                                            (11,659)           (135,948)
                                                                                                        --------           ---------

 Net cash provided by investing activities                                                             7,211,932          14,394,893
                                                                                                       ---------          ----------

     Cash flows from financing activities:
     Net increase in NOW and money market deposits                                                    11,441,477           8,766,641
     Net increase (decrease) in certificates of deposit                                               16,914,206         (8,407,679)
     Increase in advances from FHLB                                                                        -               6,500,000
     Payments on advances from FHLB                                                                  (5,000,000)        (18,500,000)
     Net proceeds from other borrowings                                                             (15,000,000)              -
     Proceeds from issuance of common stock                                                                9,380              -
     Dividends paid                                                                                    (181,039)           (165,691)
                                                                                                       ---------           ---------

 Net cash provided by (used in) financing activities                                                   8,184,024        (11,806,729)
                                                                                                       ---------        ------------

 Net increase in cash and cash equivalents                                                            14,196,230           6,981,630

 Cash and cash equivalents at beginning of period                                                     14,906,070           4,794,082
                                                                                                      ----------           ---------

 Cash and cash equivalents at end of period                                                        $  29,102,300       $  11,775,712
                                                                                                      ==========          ==========

 Supplemental information:

 Interest paid on deposits and borrowed funds                                                       $  9,096,185        $  8,974,025
 Income taxes paid                                                                                       200,700              95,683
 Gross unrealized gain on securities available for sale                                                   52,348            (20,820)
 Tax effect of gain on available for sale securities                                                      18,845             (7,079)

                 DIRECT FINANCIAL CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

NOTE 1.  BASIS OF PRESENTATION

Effective November 17, 1992, Direct Financial Corporation (the "Company") became the holding company for Premium Federal Savings Bank (the "Bank") through a corporate reorganization that was approved by the stockholders and the Office of Thrift Supervision ("OTS"). The Bank is a federally chartered savings bank regulated by the OTS. In 1997, the name of the Bank was changed to Premium Bank.

In connection with the reorganization, the outstanding shares of common stock of the Bank, $1 par value, and the outstanding shares of Series A perpetual 10% noncumulative convertible preferred stock of the Bank, $1 par value, became common stock and preferred stock of the Company. The common and preferred stockholders of the Bank became stockholders of the Company, which was registered as a savings and loan holding company for the Bank. As of June 30, 1998, substantially all of the holding company's assets are invested in the capital stock of the Bank.

The Company offers retail banking to customers around the country by mail, phone and Internet. It delivers its products and services through direct links to the customer rather than the more traditional branch network.

The primary source of revenue is from loans to individuals and small businesses. These loans are originated by the Bank or purchased in the secondary market.

The financial statements as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 are unaudited, but in the opinion of management, contain all adjustments, consisting solely of normal recurring entries, necessary to present fairly the consolidated financial condition as of June 30, 1998 and the results of consolidated operations for the six months ended June 30, 1998 and 1997. The results of consolidated operations for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the entire year. The Notes to Financial Statements for the year ended December 31, 1997 should be read in conjunction with these statements.

(b) PRO FORMA FINANCIAL INFORMATION

             SELECTED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF

                 FINANCIAL CONDITION AND STATEMENT OF OPERATIONS



            The unaudited Pro Forma Condensed Consolidated Statement of Financial Condition and Statement of Operations are presented to give pro forma effect to the acquisition of Direct Financial by the Registrant, which was completed on August 10, 1998. The acquisition has been accounted for as a purchase, and the pro forma financial information has been prepared using the historical consolidated financial statements of the Company. The Pro Forma Condensed Consolidated Statement of Financial Condition gives effect to the transaction as if it had occurred as of June 30, 1998. The Pro Forma Condensed Consolidated Statement of Operations gives pro forma effect to the transaction as if it had occurred on January 1, 1997 for the year ended December 31, 1997, and on January 1, 1998 for the six months ended June 30, 1998.






                                                       YEAR ENDED DECEMBER 31, 1997
                                                       ----------------------------
                                                          DFC
                                          TBFC        HISTORICAL        PRO FORMA
                                       HISTORICAL         (a)          ADJUSTMENT        PRO FORMA
                                       ----------         ---          ----------        ---------
                                                                       (UNAUDITED)      (UNAUDITED)
                                                 (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF
   OPERATIONS DATA:
Interest income                          $59,301          $23,149         $   --           $82,450
Interest expense                          46,063           18,281             --            64,344
                                         -------          -------         ------           -------
   Net interest income                    13,238            4,868             --            18,106
Provision for loan
   losses                                    921              456             --             1,377
Non-interest income                        4,093              440             --             4,533
Non-interest expense:
Selling, general
   and administrative
   expenses                                9,042            3,468             --            12,510
Other non-interest
   expense                                 1,100               --          1,373(b)          2,473
                                         -------          -------       --------           -------
Income before
   income tax, minority
   interest and
   preferred dividend                      6,268            1,384         (1,373)            6,279
Income tax expense                         1,657              471             --             2,128
Minority interest                            394               --             --               394
                                         -------          -------         ------           -------
Net income from
   continuing operations
   before nonrecurring
   charges directly
   attributable to the
   transaction and
   preferred dividend                    $ 4,217          $   913       $ (1,373)           $3,757
                                         =======          =======       ========            ======

Preferred dividend                           546               --             --               546
Net income available
   to common
   stockholders                          $ 3,671          $   913       $ (1,373)           $3,211
                                         =======          =======       ========            ======
Earnings per share:
   Basic                                 $  0.84                                            $ 0.73
   Diluted                               $  0.57                                            $ 0.51

Weighted average shares outstanding:
   Basic                               4,382,910                                         4,382,910
   Diluted                             7,411,150                                         7,411,150


                                                SIX MONTHS ENDED JUNE 30, 1998
                                                ------------------------------
                                                             DFC
                                            TBFC         HISTORICAL        PRO FORMA
                                         HISTORICAL          (a)          ADJUSTMENT        PRO FORMA
                                         ----------          ---          ----------        ---------
                                         (UNAUDITED)     (UNAUDITED)      (UNAUDITED)      (UNAUDITED)
                                                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

STATEMENT OF
   OPERATIONS DATA:
Interest income                             $36,653         $10,861         $    --          $47,514
Interest expense                             29,754           9,080              --           38,834
                                            -------          ------         -------          -------
   Net interest income                        6,899           1,781              --            8,680
Provision for loan
   losses                                       325             199              --              524
Non-interest income                           3,051              94              --            3,145
Non-interest expense:
Selling, general
   and administrative
   expenses                                   7,330           1,563              --            8,893
Other non-interest
   expense                                      802              --             686(b)         1,488
                                            -------          ------         -------        ---------
Income before
   income tax, minority
   interest and
   preferred dividend                         1,493             113            (686)             920
Income tax expense                              526              41              --              567
Minority interest                               352              --              --              352
                                            -------          ------         -------          -------
Net income from
   continuing operations
   before nonrecurring
   charges directly
   attributable to the
   transaction and
   preferred dividend                       $   615           $  72         $  (686)           $   1
                                            =======           =====         =======            =====

Preferred dividend                              324              --              --              324
Net income available
   to common
   stockholders                             $   291           $  72         $  (686)        $  (323)
                                            =======           =====         =======         ========
Earnings per share:
   Basic                                    $  0.06                                         $ (0.07)
   Diluted                                    $0.05(c)                                      $ (0.06) (c)

Weighted average shares outstanding:
   Basic                                  4,480,016                                        4,480,016
   Diluted                                5,746,498                                        5,746,498

                                                                            AS OF JUNE 30, 1998
                                                                            -------------------
                                          TBFC                       DFC                    PRO FORMA
                                       HISTORICAL               HISTORICAL(d)             ADJUSTMENT(e)        PRO FORMA
                                       ----------               -------------             -------------        ---------
                                       (UNAUDITED)               (UNAUDITED)               (UNAUDITED)        (UNAUDITED)

STATEMENT OF FINANCIAL
    CONDITION DATA:
Assets:
    Cash and cash equivalents                 $   13,239             $  29,102            $ (28,183)(f)            $   14,158
    Loans receivable, net                        585,917               166,282               (5,868)(g)               746,331
    Mortgage-backed securities                   391,151                62,325                  271 (h)               453,747
    Investment securities                        139,703                70,178               (3,469)(i)               206,412
    Other assets                                  79,456                 4,920               19,064 (j)               103,440
                                               ---------               -------              -------                 ---------
    Total assets                              $1,209,466             $ 332,807            $ (18,185)               $1,524,088
                                              ----------             ---------            ---------                ==========
Liabilities and stockholders' equity:
    Retail deposits                           $  603,594             $ 302,286            $      --                $  905,880
    Brokered callable
        certificates of deposit                   66,953                    --                   --                    66,953
    Advances from the FHLB                       208,500                10,500                   --                   219,000
    Repurchase agreements and other
        borrowings                               232,411                    --                   --                   232,411
    Other liabilities                             43,066                 7,746               (5,910)(k)                44,902
                                              ----------              --------             --------                ----------
    Total liabilities                          1,154,524               320,532               (5,910)                1,469,146
Trust preferred securities                         9,494                    --                   --                     9,494
Total stockholders' equity                        45,448                12,275              (12,275)(l)             45,448(m)
                                              ----------              --------             --------             -------------
    Total liabilities and
        stockholders' equity                  $1,209,466             $ 332,807            $ (18,185)               $1,524,088
                                              ==========             =========            =========                ==========


(a) Reflects the statement of operations of Direct Financial for the year ended December 31, 1997 and the six months ended June 30, 1998.

(b) Reflects the amortization of goodwill for the year ended December 31, 1997 and the six months ended June 30, 1998 ($1,373 and $686, respectively) recognized in conjunction with the Direct Financial acquisition.

(c) The impact of the Registrant's convertible Preferred Stock is antidilutive for the six months ended June 30, 1998. The Preferred Stock converted to Common Stock upon the completion of the Registrant's equity offering in July 1998. Earnings per share in future periods will be reduced as a result of the issuance of 2,399,479 shares of Common Stock upon conversion of the Preferred Stock and 119,975 shares of Common Stock issuable as a dividend on the Preferred Stock immediately prior to the consummation of the Offering on July 23, 1998.

(d) Reflects the statement of financial condition of Direct Financial as of June 30, 1998.

(e) Mark-to-market adjustments reflect market value of assets as of August 10, 1998, the date of acquisition.

(f) Reflects the cash amount paid by the Registrant to acquire Direct Financial ($22,251), and the amount used to pay off the outstanding subordinated debentures of Direct Financial ($5,932).

(g) Reflects the mark-to-market adjustment recognized in conjunction with the acquisition of the loan portfolio of Premium Bank, a wholly owned subsidiary of Direct Financial that was acquired by the Registrant in the Direct Financial acquisition ($5,868).

(h) Reflects the mark-to-market adjustment recognized in conjunction with the acquisition of Premium Bank's mortgage-backed securities ($271).

(i) Reflects the mark-to-market adjustment recognized in conjunction with the acquisition of Premium Bank's available-for-sale investment securities ($3,469).

(j) Reflects the goodwill recognized in conjunction with the Direct Financial acquisition ($20,592), net of adjustments to Premium's other assets ($1,528).

(k) Reflects the payoff of principal and interest on outstanding subordinated debentures of Direct Financial ($5,932) in connection with the Direct Financial acquisition, net of additional liabilities incurred in connection with the Direct Financial acquisition.

(l) Reflects the acquisition by the Company of Direct Financial's assets and liabilities. The Direct Financial acquisition is accounted for as a purchase in which the assets and liabilities of Direct Financial are recorded at fair value on the consolidated financial statements of the Registrant.

(m) This amount does not reflect additional capital raised through equity and debt offerings completed in July 1998.

(c) Exhibits


10.4 Agreement and Plan of Merger, dated January 14, 1998, as amended by the First Amendment to the Agreement and Plan of Merger, dated May 29, 1998, between the Registrant and Direct Financial (incorporated by reference herein to Exhibit 10.4 to the Registrant's Registration Statement on Form S-2, dated May 15, 1998, File No. 333-52871)


23.1    Consent of Independent Public Accountants


99.1 Press Release issued August 10, 1998 (filed with the Report on August 24, 1998)

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.


                                   TELEBANC FINANCIAL CORPORATION

Dated:  October 26, 1998           By:  /s/ Aileen Lopez Pugh
        ----------------                ---------------------

                                   Aileen Lopez Pugh, Executive Vice President-
                                   Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                      Description
-----------                      -----------

10.4 Agreement and Plan of Merger, dated January 14, 1998, as amended by the First Amendment to the Agreement and Plan of Merger, dated May 29, 1998, between the Registrant and Direct Financial (incorporated by reference herein to Exhibit 10.4 to the Registrant's Registration Statement on Form S-2, dated May 15, 1998, File No. 333-52871)


23.1       Consent of Independent Public Accountants


99.1 Press Release issued August 10, 1998 (filed with the Report on August 24, 1998)